UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD (Address of Principal Executive Offices)	20817 (Zip Code)
Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 19, 2007, Micromet, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various institutional and individual accredited investors, pursuant to which the Company agreed to sell an aggregate of 9,216,709 shares of its common stock (the “Shares”), at a price of $2.69 per share, and to issue warrants (the “Warrants”) to purchase up to an aggregate of 4,608,356 shares of common stock (the “Warrant Shares”) at a price of $0.125 per underlying Warrant Share. The Warrants are exercisable at $3.09 per share at any time on or after the date that is 180 days after issuance (the “Initial Exercise Date”) and until the five-year anniversary of the Initial Exercise Date. The transaction is expected to close on June 22, 2007 and the Company will receive gross proceeds of $25.4 million, before offering expenses. Among the investors were three funds affiliated with directors of the Company and one director in his individual capacity. Under the terms of the Purchase Agreement, investors are entitled to elect to receive one of two forms of Warrant, each of which is similar in all material respects.
     The Shares and Warrants will be issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and are not being registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     Under the registration rights agreement (the “Registration Rights Agreement”) executed in connection with the Purchase Agreement, the Company has agreed to register for resale under the Securities Act both the Shares and the Warrant Shares. Under the terms of the Registration Rights Agreement, the Company is required to file a registration statement with the Securities & Exchange Commission (the “SEC”) within thirty calendar days of June 19, 2007. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification, maintenance of the registration statement and payment of expenses. The Company may be liable for liquidated damages to holders of the Shares and Warrant Shares (a) if the registration statement is not filed on or prior to July 19, 2007; or (b) if the registration statement is not declared effective by September 17, 2007 (if it does not become subject to review by the SEC), or November 16, 2007 (if it becomes subject to review by the SEC). The amount of the liquidated damages is, in aggregate, 1.5% per month, subject to an aggregate cap of 12% of the aggregate purchase price of the securities.
     The above description, which summarizes the material terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement, is not complete. The full text of the Purchase Agreement is attached hereto as Exhibit 10.1, the forms of Warrant are attached hereto as Exhibit 10.2, and Exhibit 10.3 and the full text of the Registration Rights Agreement is attached hereto as Exhibit 10.4, each of which is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.
Item 8.01. Other Events.
     On June 20, 2007, the Company issued a press release entitled “Micromet Announces Definitive Agreement for $25.0 Million Private Placement.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated June 19, 2007 among the Company and the Investors listed therein.

10.2	Form of Warrant.

10.3	Alternate Form of Warrant.

10.4	Registration Rights Agreement.

99.1	Press Release dated June 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.
Date: June 21, 2007	By:	/s/ Matthias Alder
		Name:	Matthias Alder
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated June 19, 2007 among the Company and the Investors listed therein.

10.2	Form of Warrant.

10.3	Alternate Form of Warrant.

10.4	Registration Rights Agreement.

99.1	Press Release dated June 20, 2007.